EXHIBIT 10f1

                       SUPPLEMENTAL RETIREMENT PLAN
                         EFFECTIVE JANUARY 1, 1988
                          AS AMENDED AND RESTATED
                         EFFECTIVE JANUARY 1, 1993


    Section 1.  Purpose.  This Supplemental Retirement Plan is an unfunded plan established for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA in order to induce such employees of outstanding ability to join or continue in the employ of the Company and to increase their efforts for its welfare by providing them with supplemental retirement benefits notwithstanding the limitations imposed by the Internal Revenue Code on retirement benefits from tax qualified plans.

    Section 2.  Definitions.  As used in this Plan, the following words shall have the following meanings:

         a.  "Committee" means the administrative body for the Retirement

         Plan.

         b.  "Company" shall mean The Franklin Life Insurance Company or any other corporation with or into which it has merged,

         consolidated or reinsured or any other corporation which is a wholly owned subsidiary of The Franklin Life Insurance Company.

         c.  "ERISA" means the Employee Retirement Income Security Act of

         1974, as amended.

         d.  "Grantor Trust" means a trust for the benefit of an Executive

         Participant (as defined in Section 4) established pursuant to

         Section 4 to provide for the payment of benefits under this Plan.

         e.  "Highly Compensated Employee" means a Participant who comes within the definition of a highly compensated employee set forth in Section 414(q) of the Internal Revenue Code (or any successor provision) for any Plan year.  With respect to a disabled
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         employee, compensation will be deemed to be that which was in effect at the date of disablement.

         f.  "IRC Limitations" means the Retirement Plan provisions adopted

         (i) pursuant to Section 415 of the Internal Revenue Code to limit

         (A) annual Retirement Plan benefits pursuant to Section 415(b)

         thereof, (B) annual additions pursuant to Section 415(c) thereof and (C) the aggregate of annual Retirement Plan benefits and additions pursuant to Section 415(e) thereof and (ii) pursuant to

         Section 401(a)(17) of the Internal Revenue Code, as amended

         (including regulations promulgated by the Secretary of the

         Treasury or his delegate), to limit compensation considered for purposes of computing Retirement Plan benefits.

         g.  "Participant" means a salaried employee of the Company not represented by a collective bargaining agent who is within the category of a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and

         401(a)(1) of ERISA.

         h.  "Plan Year" means the calendar year.

         i.  "Retirement Plan" means The Franklin Life Employees'

         Retirement Plan as amended from time to time.

         j.  "Segregated Account" means an account established with a bank or other financial institution approved by the Company, or other form of segregated account approved by the Company, established pursuant to Section 4 by or for the benefit of an Executive

         Participant to provide for the payment of benefits under this

         Plan.

         k.  "Surviving Spouse" means the surviving husband or wife of a

         Participant who has been married to the Participant throughout the

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         one-year period ending on the earlier of (i) the Participants'

         annuity starting date (as defined in the Retirement Plan) or (ii)

         the date of the Participant's death.

    Section 3.  Supplemental Retirement Benefits.

         a.  Each Participant who is a Highly Compensated Employee and who

         has not been elected to the position of Division Vice President or any office senior thereto prior to the date of termination of employment, normal, deferred or early retirement under the

         Retirement Plan, and to whom benefits become payable under the

         Retirement Plan, shall be paid a supplemental annual retirement benefit under this Plan.  The benefit provided under this

         subsection shall be equal in amount to the difference between (i)

         the benefit paid under the Retirement Plan if the IRC limitations were not contained therein and (ii) the benefit that would be payable under the Retirement Plan with the IRC limitations contained therein; provided, however, that reductions in benefit incurred as a result of IRC Section 401(a)(17) shall not be paid under this subsection.

         The combined annual benefit provided under this Plan, the

         qualified Retirement Plan of the Company and any retirement plans of affiliated Corporations paid on behalf of a Participant described in this subsection shall not exceed the lesser of:  (1)

         60% of the employee's Final Average Compensation (as defined in the Retirement Plan) minus the applicable offset amount or  (2)

         100% of the average of the 3 highest consecutive years of

         Compensation (as defined in the Retirement Plan).  If the

         Surviving Spouse of a Participant described in this subsection is entitled to a spouse's benefit under the Retirement Plan, the

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         Surviving Spouse shall be paid a benefit hereunder equal to the difference between (i) the spouse's benefit payable under the

         Retirement Plan if the IRC Limitations were not contained therein and, (ii) the spouse's benefit that would be payable under the

         Retirement Plan with the IRC Limitations contained therein,

         provided, however, that reductions in benefit incurred as a result of IRC Section 401(a)(17) shall not be paid to such Surviving

         Spouse.

         b.  Each Participant who is a Highly Compensated Employee and who

         has been elected to the position of Division Vice President or any office senior thereto prior to the date of termination of

         employment, normal, deferred or early retirement under the

         Retirement Plan, and to whom benefits become payable under the

         Retirement Plan, shall be paid a supplemental annual retirement benefit under this Plan.  Subject to Section 4, the benefit provided under this subsection shall be equal in amount to the difference between (i) the benefit paid under the Retirement Plan if the IRC Limitations were not contained therein and (ii) the benefit that would be payable under the Retirement Plan with the

         IRC Limitations contained therein.  Reductions in benefit incurred as a result of IRC Section 401(a)(17) shall be paid under this subsection.  The combined annual benefit provided under this Plan,

         the qualified Retirement Plan of the Company and any retirement plans of affiliated Corporations paid on behalf of a Participant described in this subsection shall not exceed the lesser of:  (1)

         60% of the employee's Final Average Compensation (as defined in the Retirement Plan) minus the applicable offset amount or (2)



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         100% of the average of the three highest consecutive years of

         Compensation (as defined in the Retirement Plan).

         If a Surviving Spouse of a Participant described in this

         subsection is entitled to a spouse's benefit under the Retirement

         Plan, the Surviving Spouse shall be paid a benefit hereunder,

         subject to Section 4, equal to the difference between (i) the spouse's benefit payable under the Retirement Plan if the IRC

         Limitations were not contained therein and, (ii) the spouse's benefit that would be payable under the Retirement Plan with the

         IRC Limitations contained therein.

         c.  Subject to Section 4, the supplemental retirement benefits provided by this Plan shall be paid to the Participant (or to the

         Participant's Surviving Spouse) by the employer concurrently with the payment of the benefits payable under the Retirement Plan.

         d.  Subject to Section 4, the form of payment for the supplemental retirement benefit payable under this Plan will be the same form of payment as the Participant's benefit under the Retirement Plan.

    Section 4.  Grantor Trusts and Segregated Accounts.  Notwithstanding

Section 3.b. of this Plan, the Company may provide for the establishment of

Grantor Trusts and Segregated Accounts by or for the benefit of individual

Participants who are highly compensated employees and have been elected to the position of Division Vice President or any position senior thereto

(hereinafter "Executive Participant") to provide for the payment of benefits under this Plan, consistent with the following provisions:

         a.  The Trustee of the Grantor Trusts shall be a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets (including assets of a bank holding company of

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         which the bank is a member) of at least $25 billion or trust assets of at least $1 billion.  Each Grantor Trust shall be established pursuant to a trust agreement having terms and provisions approved by the Company and consistent with this

         Section.  The Grantor Trust shall be solely for the purpose of providing benefits under the Plan with respect to the Executive

         Participant, and neither the Company nor any creditors of the

         Company shall have any interest in the assets of the Grantor

         Trust.  The Company shall be the administrator of the Grantor

         Trust, and shall have such powers as are granted by the trust agreement.

         b.  The Company shall pay the fees and expenses of the Trustee and all the expenses for the management and administration of each

         Grantor Trust and Segregated Account for all periods prior to the

         Executive Participant's termination of employment and for a period of sixty (60) days thereafter and for any further period as may be authorized by the Committee to permit the orderly distribution of the assets of the Executive Participant's Grantor Trust or

         Segregated Account, and shall indemnify the Executive Participant against any liability or cost in respect thereof, including any tax liabilities or costs.

         c.  Each Segregated Account shall be a savings or other type of account approved by the Company established with a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets (including assets of a bank holding company of which the bank is a member) of at least $25 billion or trust assets of at least $1 billion, or other form of segregated account

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         with such a bank or trust company or other financial institution approved by the Company, in each case with such terms and

         provisions as are approved by the Company and consistent with this

         Section.

         d.  The Company may from time to time make annual contributions to either the Grantor Trust, or Segregated Account if directed by an

         Executive Participant, in amounts which when added to the existing balances in the Executive Participant's Grantor Trust and

         Segregated Account will be approximately equal to the present value of the after tax equivalent of the Executive Participant's accrued benefit under Section 3.b.

         e.  Unless the Grantor Trust has previously been terminated as a result of the Executive Participant's actual or deemed withdrawal of all amounts in his Grantor Trust and Segregated Account, as provided in paragraph j, as promptly as practicable after the

         Executive Participant's termination of employment, whether by retirement, death or otherwise, the Company may make a final contribution to the Executive Participant's Grantor Trust, or

         Segregated Account if directed by the Executive Participant, in an amount which when added to the existing balances in the Executive

         Participant's Grantor Trust and Segregated Account, except for any balances which are attributable to amounts deemed withdrawn previously and the income earned thereon, will be approximately equal to (i) the sum of the present value of the after tax equivalent of (A) if termination is not by reason of the death of the Executive Participant, the Executive Participant's accrued benefit under Section 3.b. or, (B) if the termination of

         employment is by reason of death, the spouse's benefit payable

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         under Section 3.b. to the Executive Participant's Surviving

         Spouse, if any, offest by (ii) any amounts previously actually withdrawn by the Executive Participant from his Grantor Trust or

         Segregated Account and income which would have been earned thereon calculated as provided in paragraph i.  If prior to the Executive

         Participant's termination of employment his Grantor Trust has previously been terminated as a result of the Executive

         Participant's actual or deemed withdrawal of all amounts in his

         Grantor Trust and Segregated Account, as promptly as practicable following such termination of employment, the Company may make a final payment to the Executive Participant, or his Surviving

         Spouse, or in the event of the death of the Executive Participant his personal representative, in an amount equal to the present value of the after tax equivalent of benefits payable under

         Section 3.b. offset by the amounts previously withdrawn or deemed withdrawn by the Executive Participant from his Grantor Trust and

         Segregated Account and income which would have been earned thereon, calculated as provided in paragraph i.

         f.  The Company shall make payments to the Executive Participant

         (or his Surviving Spouse or other beneficiary) from time to time in the approximate amounts required to compensate the Executive

         Participant (or his Surviving Spouse or other beneficiary) for additional federal, state and local taxes on income resulting from the inclusion in the Executive Participant's or Surviving Spouse's

         or other beneficiary's taxable income of contributions to the

         Executive Participant's Grantor Trust and Segregated Account, the

         final payment pursuant to paragraph e if the Grantor Trust has been terminated prior to the Executive Participant's termination

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         of employment, and the income of the Grantor Trust and Segregated

         Account for periods prior to termination of employment (including amounts paid by the Company pursuant to paragraphs b and e).

         g.  An Executive Participant may elect to transfer all or any portion of the funds in his Grantor Trust to his Segregated

         Account, or to transfer all or any portion of the funds in his

         Segregated Account to his Grantor Trust, upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established.

         h.  An Executive Participant may withdraw all or any portion of the funds in his Grantor Trust or Segregated Account at any time upon not less than sixty (60) days written notice to the Company and to the Trustee or the financial institution with which the

         Segregated Account is established, as the case may be.  In the event of any such withdrawal, subject to the last sentence of this paragraph h, (i) for purposes of paragraphs e, f, and g of this

         Section 4 the Executive Participant shall be deemed to have made a complete withdrawal of the funds in his Grantor Trust and

         Segregated Account at such time, (ii) no further contributions shall be made thereafter by the Company to the Executive

         Participant's Grantor Trust or Segregated Account until the time of the Executive Participant's termination of employment, at which time the final contribution or payment described in paragraph e of this Section 4 may be made by the Company, and (iii) no further payments pursuant to paragraph f of this Section 4 shall be made with respect to income of the Grantor Trust or Segregated Account.

         The Committee may determine, however, that, on the basis of

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         hardship, (A) the Executive Participant shall not be deemed to have withdrawn any amounts not actually withdrawn, and payments pursuant to paragraph f of this Section 4 shall continue to be made with respect to income of the Executive Participant's Grantor

         Trust or Segregated Account on amounts so determined not deemed to have been withdrawn and also may determine (independently of any determination pursuant to clause (A) of this sentence) that (B)

         notwithstanding such withdrawal, contributions by the Company to the Executive Participant's Grantor Trust or Segregated Account

         shall continue to be made thereafter, as provided in paragraph e of this Section 4, until the time of the Executive Participant's termination of employment.

         i.  Benefits payable to an Executive Participant or Surviving

         Spouse or other beneficiary under Section 3.b. shall be offset by the pre-tax equivalent of amounts in the Executive Participant's

         Grantor Trust and Segregated Account at the time of the Executive

         Participant's termination of employment (except for any amounts which are attributable to amounts deemed withdrawn previously pursuant to paragraph h and income earned thereon), including any final contribution or payment pursuant to paragraph e, and by the present value of the pre-tax equivalent of any amounts withdrawn or deemed withdrawn by the Executive Participant from his Grantor

         Trust or Segregated Account, plus the amount of income which would have been earned on such withdrawn amounts from the time of withdrawal until the time of termination of employment, calculated by applying an earnings rate equal to the after tax equivalent of

         120% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty

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         Corporation from time to time during such periods for the purpose of determining the present value of a single sum distribution on plan termination.

         j.  The Grantor Trust of an Executive Participant shall terminate upon the actual or deemed withdrawal by the Executive Participant of all amounts in the Grantor Trust and in his Segregated Account.

         The Grantor Trust also shall terminate upon the expiration of sixty (60) days following the termination of employment of the

         Executive Participant, unless continued by agreement between the

         Executive Participant and the Trustee.

         k.  Upon the making of the final contribution or other payment pursuant to paragraph e, and the payment pursuant to paragraph f in respect of additional taxes resulting from such final

         contribution or payment, the Company shall have no further liability for benefits otherwise payable under Sections 3.b. to the Executive Participant or his Surviving Spouse, estate or other beneficiaries.

         l.  Subject to the provisions of Section 3b providing for the payment of benefits to the Surviving Spouse of the Executive

         Participant, the Executive Participant may designate a beneficiary to receive amounts held in his Grantor Trust or Segregated Account in the event of his death.  The designation shall be made in a writing, filed with the Committee on a form approved by it and signed by the Executive Participant.  The Committee shall notify the Trustee as to any such designation or changes therein.

         m.  The provisions of this Section 4 shall supersede the

         provisions of any other Section of this Plan to the extent such



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         other provisions might be considered to conflict with the

         provisions of this Section 4.

    Section 5.  Funding.  Benefits under this Plan shall not initially be funded in order that the Plan may be exempt from the provisions of Parts 2,

3 and 4 of Title I of ERISA.  The Committee shall, however, maintain records for the calculation of supplemental retirement benefits.  The benefits under this Plan shall be paid from the general assets of the

Company, or a Rabbi Trust or a Grantor Trust.

    Section 6.  Administration.  This Plan shall be administered by the

Committee.  All decisions and interpretations of the Committee shall be conclusive and binding on the Company and Participants.  The Plan may be amended or terminated by the Board of Directors of the Company at any time;

provided, however, that no such amendment or termination shall deprive any

Participant of supplemental retirement benefits with respect to a

Participant who has retired or died prior to such amendment; and provided further, however, the Plan shall not be amended without approval of the stockholders of the Company if such amendment would materially increase the cost of the Plan to the Company.

    Section 7.  Nonassignability.  Subject to Section 4, no Participant

shall have the right to assign, pledge or otherwise dispose of any benefits payable to the Participant hereunder nor shall any Participant's benefit be subject to garnishment, attachment, transfer by operation of law, or any legal process.











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